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                                                                     EXHIBIT 21

                          EARLE M. JORGENSEN COMPANY

                     LISTING OF THE COMPANY'S SUBSIDIARIES

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
                                                                        Date             State/
                                                                      Acquired    %    Country of
                      Name                        Nature of Business or Created Owned Incorporation
                      ----                        ------------------ ---------- ----- -------------
Earle M. Jorgensen (Canada) Inc. (formerly Kilsby
  Jorgensen Steel & Aluminum Inc.)............... Metal Distributor   11/13/90   100%    Canada
Stainless Insurance Ltd.......................... Captive Insurance   03/20/96   100%    Bermuda
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